Exhibit 99.1

VOTING AGREEMENT, dated as of October 25, 2007 (the “Agreement”), among BRAVOSOLUTION S.P.A., a corporation organized under the laws of Italy (“Parent”), VERTICALNET, INC., a Pennsylvania corporation (the “Company”), and each of the shareholders of the Company listed on Schedule I to this Agreement (each, a “Shareholder” and, collectively, the “Shareholders”).

INTRODUCTION

Parent, BRAVOSOLUTION U.S.A., INC., a Pennsylvania corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and the Company, propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (as it may be amended or supplemented from time to time, the “Merger Agreement”), pursuant to which, upon the terms and subject to the conditions thereof, Merger Sub will be merged with and into the Company, and the Company will be the surviving entity (the “Merger”) and a wholly-owned subsidiary of Parent.

As of the date hereof, each Shareholder is the record and beneficial owner of the number of shares (the “Shares”) of Series B Preferred Stock, par value $.01 per share, of the Company (the “Company Preferred Stock”) set forth opposite such Shareholder’s name on Schedule I attached hereto (such Shares, together with any other shares of capital stock of the Company set forth on Schedule I attached hereto, and any other shares of capital stock acquired by such Shareholder after the date hereof and during the term of this Agreement (including through the exercise of any stock options, warrants, convertible preferred stock, or any other convertible or exchangeable securities or similar instruments of the Company), being collectively referred to herein as such Shareholder’s “Subject Shares”).

As a condition to its willingness to enter into the Merger Agreement, Parent has required that each Shareholder agree, and each Shareholder is willing to agree, to the matters set forth herein.

In consideration of the foregoing and the agreements set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. Defined Terms. Capitalized terms used but not defined herein have the meanings set forth in the Merger Agreement.

Section 2. Voting of Shares.

(a) Voting. For so long as this Agreement is in effect, each Shareholder hereby agrees to vote (or cause to be voted) all of such Shareholder’s Subject Shares, at every annual, special or other meeting of the shareholders of the Company, and at any adjournment or adjournments thereof, or pursuant to any consent in lieu of a meeting or otherwise:

(i) in favor of the Merger and the Merger Agreement and adoption of the Plan of Merger, substantially in the form attached hereto as Exhibit A (the “Plan of

Merger”), and the approval of the other transactions contemplated thereby, and any actions required in furtherance thereof, including, any class vote from the holders of Company Preferred Stock;

(ii) against any action or agreement that such Shareholder would reasonably expect to result in a breach in any material respect of any covenant, representation or warranty or any other obligation of the Company under the Merger Agreement; and

(iii) against (A) any extraordinary corporate transaction, such as a merger, rights offering, reorganization, recapitalization or liquidation involving the Company or any of its subsidiaries (other than the Merger), (B) a sale or transfer of a material amount of assets or capital stock of the Company or any of its subsidiaries or (C) any action that is intended, or would reasonably be expected, to prevent or materially delay or otherwise interfere with the Merger and the other transactions contemplated by the Merger Agreement.

Each Shareholder hereby waives, and agrees not to, for so long as this Agreement is in effect, exercise or assert, any dissenters rights or similar rights under Section 1571(b)(2)(ii) of the Pennsylvania Business Corporation Law of 1988, as amended, 15 Pa. C.S. §§ 1101, et seq. (“PBCL”), in connection with the Merger.

(b) Grant of Irrevocable Proxy to Parent. Such Shareholder hereby irrevocably grants to, and appoints, Parent and any individual who shall hereafter be designated by Parent, and each of them, such Shareholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Shareholder, to vote, or cause to be voted, such Shareholder’s Subject Shares, or grant a consent or approval in respect of such Shareholder’s Subject Shares, at every annual, special or other meeting of the shareholders of the Company, and at any adjournment or adjournments thereof, or pursuant to any consent in lieu of a meeting or otherwise, with respect to the matters and in the manner specified in Section 2(a) hereof; provided that the foregoing proxy shall terminate immediately upon termination of this Agreement in accordance with its terms. Each Shareholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Shareholders’ execution and delivery of this Agreement. Each Shareholder hereby affirms that the irrevocable proxy set forth in this Section 2(b) is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Shareholder under this Agreement. Subject to this Section 2(b), this grant of proxy is coupled with an interest and may under no circumstances be revoked. Each Shareholder hereby ratifies and confirms all actions that any proxy appointed or designated hereby may lawfully do or cause to be done in accordance herewith. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 1759 of the Pennsylvania Business Corporation Law of 1988, as amended. Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares are hereby revoked and, for so long as this Agreement is in effect, no subsequent proxies will be given.

(c) Grant of Irrevocable Proxy by Parent. Notwithstanding any other provision of this Agreement to the contrary, it is intended that, and Parent hereby agrees that, Parent shall not have and exercise voting rights under this Agreement with respect to any Shareholder’s Shares, if and to the extent such rights, when taken together with voting rights exercisable by Parent or any of its Affiliates with respect to any other Shares or shares of capital stock of the Company, would allow Parent to have voting rights with respect to 20% or more of the outstanding voting capital stock of the Company (any such excess shares, the “Excess Shares”). Parent hereby irrevocably grants to, and appoints, the Company and any individual who shall hereafter be designated by the Company, and each of them, Parent’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of Parent, to vote, or cause to be voted, the Excess Shares, or grant a consent or approval in respect thereof, at every annual, special or other meeting of the shareholders of the Company, and at any adjournment or adjournments thereof, or pursuant to any consent in lieu of a meeting or otherwise, with respect to any matters requiring the vote, consent or approval of such shareholders. Parent hereby affirms that the irrevocable proxy set forth in this Section 2(c) is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of Parent under this Agreement. Subject to this Section 2(c), this grant of proxy is coupled with an interest and may under no circumstances be revoked. Parent hereby ratifies and confirms all actions that any proxy appointed or designated hereby may lawfully do or cause to be done in accordance herewith. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 1759 of the PBCL.

Section 3. Fiduciary Responsibilities. No Shareholder executing this Agreement who is or becomes during the term hereof a director or officer of the Company makes (or shall be deemed to have made) any agreement or understanding herein in his or her capacity as such director or officer. Without limiting the generality of the foregoing, each Shareholder signs solely in his, her or its capacity as the record and/or beneficial owner, as applicable, of such Shareholder’s Subject Shares and nothing herein shall limit or affect any actions taken by such Shareholder (or a designee of such Shareholder) in his or her capacity as an officer or director of the Company in exercising his or her or the Company’s or the Company Board’s rights in connection with the Merger Agreement or otherwise and such actions shall not be deemed to be a breach of this Agreement.

Section 4. Representations and Warranties of Shareholder. Each Shareholder, severally and not jointly, represents and warrants to Parent as follows:

(a) Binding Agreement. Such Shareholder has the capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Such Shareholder has duly and validly executed and delivered this Agreement and this Agreement constitutes a legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

(b) No Conflict. Neither the execution and delivery of this Agreement by such Shareholder, nor the performance by such Shareholder of its obligations hereunder will, (i) require any consent, approval, authorization or permit of, registration, declaration or filing (except for such filings as may be required under the federal securities laws or as would not reasonably be expected to prevent, materially delay or otherwise materially impair such Shareholder’s ability to perform its obligations hereunder) with, or notification to, any governmental entity, (ii) if such Shareholder is an entity, result in a violation of, or default under, or conflict with any provision of its certificate of incorporation, bylaws, partnership agreement, limited liability company agreement or similar organizational documents, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, or acceleration) under any contract, trust, agreement, instrument, commitment, arrangement or understanding applicable to such Shareholder or such Shareholder’s Subject Shares, or result in the creation of a security interest, lien, charge, encumbrance, equity or claim with respect to any of such Shareholder’s Subject Shares, except, in the case of clause (iii), as would not reasonably be expected to prevent, materially delay or otherwise materially impair such Shareholder’s ability to perform its obligations hereunder, (iv) require any consent, authorization or approval of any Person other than a governmental entity, except, in the case of clause (iv), as would not reasonably be expected to prevent, materially delay or otherwise materially impair such Shareholder’s ability to perform its obligations hereunder or (v) violate or conflict with any order, writ, injunction, decree, rule, regulation or law applicable to such Shareholder or such Shareholder’s Subject Shares. If such Shareholder is a married individual and such Shareholder’s Subject Shares constitute community property or otherwise need spousal approval in order for this Agreement to be a legal, valid and binding obligation of such Shareholder, this Agreement has been duly authorized, executed and delivered by, and constitutes a legal, valid and binding obligation of, such Shareholder’s spouse, enforceable against such spouse in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

(c) Ownership of Shares. Such Shareholder is the record and beneficial owner of, and has good, valid and marketable title to, the Shares set forth opposite such Shareholder’s name on Schedule I attached hereto free and clear of any security interests, liens, charges, encumbrances, equities, claims, options or limitations of whatever nature and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Shares). There are no outstanding options or other rights to acquire from such Shareholder, or obligations of such Shareholder to sell or to dispose of, any of such Shareholder’s Shares, and none of such Shareholder’s Shares are subject to vesting. Such Shareholder holds exclusive power to vote the Shares set forth opposite such Shareholder’s name on Schedule I attached hereto. As of the date of this Agreement, the Shares set forth opposite such Shareholder’s name on such Schedule I attached hereto represent all of the shares of capital stock of the Company owned (beneficially or of record) by such Shareholder, except shares of Company Common Stock which may be acquired by such Shareholder upon exercise of options, if any, or conversion of the Series B Preferred Stock, if any, held by such Shareholder as set forth in such Schedule

(d) Proxy Statement. Each Shareholder agrees that none of the information relating to such Shareholder or his, her or its controlled Affiliates provided by or on behalf of such Shareholder for inclusion in the Proxy Statement will, from the time the Proxy Statement is first filed with the SEC to the time the Proxy Statement is first published, sent or given to shareholders of the Company, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e) Broker Fees. No broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission based upon arrangements made by or on behalf of such Shareholder in connection with its entering into this Agreement.

Section 5. Representations and Warranties of Parent. Parent represents and warrants to the Shareholders as follows:

(a) Binding Agreement. Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the Republic of Italy and has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Parent, and no other corporate proceedings on the part of Parent are necessary to authorize the execution, delivery and performance of this Agreement by Parent and the consummation of the transactions contemplated hereby (except as described in Section 4.04 of the Merger Agreement). Parent has duly and validly executed this Agreement and this Agreement constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

(b) No Conflict. Neither the execution and delivery by Parent of this Agreement, nor the performance by Parent of its obligations hereunder will, (i) require any consent, approval, authorization or permit of, registration, declaration or filing (except for such filings as may be required under the federal securities laws or as would not reasonably be expected to prevent, materially delay or otherwise materially impair Parent’s ability to perform its obligations hereunder) with, or notification to, any governmental entity, (ii) result in a violation of, or default under, or conflict with any provision of its charter (atto costitutivo) and bylaws (statuto), (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, or acceleration) under any contract, trust, agreement, instrument, commitment, arrangement or understanding applicable to Parent, except, in the case of clause (iii), as would not reasonably be expected to prevent, materially delay or otherwise materially impair Parent’s ability to perform its obligations hereunder, (iv) require any consent, authorization or approval of any Person other than a governmental entity, except, in the case of clause (iv), as would not prevent, materially delay or otherwise materially impair such Parent’s ability to perform its obligations hereunder or (v) violate or conflict with any order, writ, injunction, decree, rule, regulation or law applicable to Parent.

Section 6. Transfer and Other Restrictions. For so long as this Agreement is in effect:

(a) Certain Prohibited Transfers and Purchases. Each Shareholder agrees not to:

(i) sell, transfer, exchange, pledge, encumber, assign or otherwise dispose (collectively, the “Transfer”) of, or enter into any contract, option or other arrangement or understanding with respect to the Transfer of, such Shareholder’s Subject Shares or any interest contained therein (other than, if the transactions contemplated by the Merger Agreement are consummated, by operation of law in the Merger);

(ii) grant any proxies or powers of attorney or enter into a voting agreement or other arrangement with respect to such Shareholder’s Subject Shares, other than this Agreement;

(iii) enter into, or deposit such Shareholder’s Subject Shares into, a voting trust or take any other action which would, or could reasonably be expected to, result in a diminution of the voting power represented by any of such Shareholder’s Subject Shares;

(iv) purchase, acquire or accept any shares of capital stock or other equity securities of the Company or other securities exercisable for or convertible into shares of capital stock or equity securities of the Company;

(v) exercise any right to convert any of such Shareholder’s Subject Shares into shares of Company Common Stock, pursuant to the Description and Designation of Series B Preferred Stock (the “Statement of Designation”), including Section 6(a) thereof;

(vi) exercise any right of first refusal to purchase shares of the Company’s capital stock, warrants or any other securities of the Company,, pursuant to the Stock and Warrant Purchase Agreement, dated as of June 1, 2007, by and among the Company and the purchasers listed therein, including the Shareholder (the “Series B Purchase Agreement”), including Section 3.1(t) thereof; or

(vii) commit or agree to take any of the foregoing actions.

(b) Waiver of Rights. Each Shareholder hereby waives any and all rights such Shareholder has or may acquire under the Statement of Designation to convert any of such Shareholder’s Subject Shares into shares of Company Common Stock, to receive any dividends or other payments, to receive any notices and to purchase shares of Company Common Stock, including without limitation: (i) any rights under Sections 6(a) and 6(i) of the Statement of Designation to convert any of such Shareholder’s Subject Shares into shares of Company Common Stock using a reduced Conversion Value (as defined in the Statement of Designation) if the Company fails to complete a Subsequent Financing (as defined in the Statement of Designation) on or before December 31, 2007; (ii) any rights under Sections 6(a) and 6(g) of the Statement of Designation to convert any of such Shareholder’s Subject Shares into shares of Company Common Stock using a reduced Conversion Value if the Company issues additional shares of Company Common Stock or rights, warrants, options, or other securities convertible into or exchangeable or exercisable for shares of such Company Common Stock prior to April 15, 2008; (iii) any right under Section 6(b) of the Statement of Designation to receive an amount equal to the aggregate Liquidation Preference (as defined in the Statement of Designation) or to convert any of such Shareholder’s Subject Shares into shares of Company Common Stock arising from the Company’s execution or performance of the Merger Agreement; and (iv) any rights under Section 3.1(t) of the Series B Purchase Agreement to purchase shares of the Company’s capital stock, warrants or any other security of the Company upon the Company’s sale and issuance to Parent or any of its Affiliates of Series C Preferred Stock or any other securities of the Company .

(c) Consideration. Each Shareholder hereby acknowledges and agrees that the only consideration payable in respect of such Shareholder’s Subject Shares shall be as set forth in the Plan of Merger.

(d) Efforts. For so long as this Agreement is in effect, each Shareholder agrees not to take any action which would make any representation or warranty of such Shareholder herein untrue or incorrect in any material respect or knowingly take any action that would have the effect of preventing or disabling it from performing its obligations under this Agreement. Subject to Section 3 hereof, for so long as this Agreement is in effect, each Shareholder shall use such Shareholder’s reasonable efforts to take, or cause to be taken, all actions (including executing and delivering such additional documents) and do, or cause to be done, and to assist and cooperate with the other parties hereto in doing, all things, in each case, as may reasonably be deemed by Parent to be necessary or desirable to carry out the provisions of this Agreement.

(e) Additional Shares. In the event (i) of any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of capital stock of the Company on, of or affecting any Shareholder’s Subject Shares or (ii) any Shareholder becomes the beneficial owner of any additional shares of capital stock of the Company or other securities entitling the holder thereof to vote or give consent with respect to the matters set forth in Section 2(a) hereof, then the terms of this Agreement shall apply to the shares of capital stock or other securities of the Company held by such Shareholder immediately following the effectiveness of the events described in clause (i) or such Shareholder becoming the beneficial owner thereof, as described in clause (ii), as though they were such Shareholder’s Subject Shares hereunder. Each Shareholder hereby agrees, while this Agreement is in effect, to notify Parent of the number of any new shares of capital stock of the Company acquired by such Shareholder, if any, after the date hereof.

Section 7. No Solicitation. For so long as this Agreement is in effect, no Shareholder shall, nor shall such Shareholder permit any investment banker, attorney or other advisor or representative of such Shareholder to, directly or indirectly through another Person, solicit, initiate or encourage, or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal; provided that any action which is permitted by the Merger Agreement to be taken by a Shareholder in his or her capacity as a director or officer or which is permitted by Section 3 hereof shall not be prohibited by the foregoing.

Section 8. Specific Enforcement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with the terms hereof or were otherwise breached and that the non-breaching party shall be entitled to specific performance of the terms hereof in addition to any other remedy which may be available at law or in equity. It is accordingly agreed that the non-breaching party will be entitled to an injunction or injunctions to prevent breaches of this

Agreement and to enforce specifically the terms and provisions of this Agreement in any state or federal court located in New York, New York, Borough of Manhattan, the foregoing being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit itself to the exclusive jurisdiction of any state or federal court located in New York, New York, Borough of Manhattan, in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a state or federal court located in New York, New York, Borough of Manhattan. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

Section 9. Termination. This Agreement shall terminate and cease to have any force or effect on the earlier of (i) the termination of the Merger Agreement in accordance with its terms, (ii) the written agreement of the parties hereto to terminate this Agreement, or (iii) at the option of any Shareholder, the execution or granting of any amendment, modification, change or waiver with respect to the Merger Agreement or the Plan of Merger subsequent to the date of this Agreement that results in a decrease in the price to be paid with respect to such Shareholder’s Subject Shares as set forth in the Plan of Merger; provided, however, that (x) Sections 10, 12, 13, 14, 15, 16, 17, 18 and 19 shall survive any termination of this Agreement and (y) termination of this Agreement shall not relieve any party from liability for any breach of its obligations hereunder committed prior to such termination.

Section 10. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, mailed by certified mail (return receipt requested) or sent by overnight carrier or by telecopier (upon confirmation of receipt) to the parties at the following addresses or at such other as shall be specified by the parties by like notice: (i) if to Parent or the Company, to the appropriate address set forth in Section 10.05 of the Merger Agreement; and (ii) if to a Shareholder, to the appropriate address set forth on Schedule I hereto.

Section 11. Certain Events. Each Shareholder agrees that this Agreement and the obligations hereunder shall attach to such Shareholder’s Subject Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shareholder’s Subject Shares shall pass, whether by operation of law or otherwise, including such Shareholder’s heirs, guardians, administrators or successors.

Section 12. Entire Agreement. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

Section 13. Amendment. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by Parent, the Shareholders and (with respect to any provisions setting forth rights or obligations of the Company only) the Company; provided that, with respect to the obligations of any individual Shareholder under this Agreement, this Agreement may be amended with the approval of such Shareholder and Parent notwithstanding the failure to obtain the approval of other Shareholders.

Section 14. Successors and Assigns. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other parties hereto. This Agreement will be binding upon, inure to the benefit of and be enforceable by each party and such party’s heirs, beneficiaries, executors, successors, representatives and permitted assigns.

Section 15. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, and delivered by means of facsimile transmission or otherwise, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

Section 16. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW), OTHER THAN TO THE EXTENT PENNSYLVANIA LAW GOVERNS THE MERGER, THE VALIDITY OF THE VOTING AGREEMENT AND THE GRANT OF IRREVOCABLE PROXY SET FORTH HEREIN.

Section 17. Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable under any applicable law, then such contravention or invalidity shall not invalidate the entire Agreement. Such provision shall be deemed to be modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable, then this Agreement shall be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties shall be construed and enforced accordingly.

Section 18. Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement has been freely and fairly negotiated among the parties. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement. Any reference to any applicable law will be deemed to refer to such law as in effect on the date hereof and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,”

“hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.

Section 19. Shareholder Obligations Several and Not Joint. The obligations of each Shareholder hereunder shall be several and not joint and no Shareholder shall be liable for any breach of the terms of this Agreement by any other Shareholder.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed, individually or by its respective officer thereunto duly authorized, as of the date first written above.

BRAVOSOLUTION S.P.A.

By:	/s/ Federico Vitaletti
Name:	Federico Vitaletti
Title:	Chief Executive Officer

VERTICALNET, INC.

By:	/s/ Nathanael V. Lentz
Name:	Nathanael V. Lentz
Title:	President and CEO

Schedule I

Stockholders

RUXTON VENTURES LLC

HELLER CAPITAL INVESTMENTS

OCTAGON CAPITAL PARTNERS

ACT CAPITAL PARTNERS, L.P.

Michael J. Hagan

Michael P. McNulty

Nathanael V. Lentz

Amir L Ecker

Jacqueline Chakejian

David S. Nagelberg CGM IRA Custodian

EXHIBIT A

PLAN OF MERGER